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                                                                    EXHIBIT 23.9

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Asbury Automotive Group, L.L.C. (the "Company"), constitutes and appoints Kenneth B. Gilman and Thomas F. Gilman, as his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of common stock, and any or all amendments to such Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and other appropriate governmental agencies, and grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intent and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has duly signed this Power of Attorney this 22nd day of February 2002.

/s/ Ben David McDavid
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Ben David McDavid
Director